UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

Nightfood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January, 19, 2018, the Registrant donated product valued at $24,883, to Rock and Wrap It Up!, a non-profit organization formed in 1990, dedicated to addressing the issues of hunger and poverty in America. The donated product was distributed to over one dozen local shelters and community centers to help them feed the hungry. The Registrant has committed to making further donations to this charitable organization which will allow them to facilitate monthly “NightFood Nights” as part of their providing regular meals to homeless persons. Management believes that the goodwill generated by donations such as this one of short-dated inventory to Rock and Wrap It Up! will prove beneficial to our business and our shareholders.

Item 8.01 Other Events.

On January 25, 2018, the Company successfully filed its application with the United States Patent and Trademark Office for the U.S. Trademark “Half-Baked” for the line of snacks currently under development by NGTF subsidiary, MJ Munchies, Inc.

Item 9.01   Financial Statements and Exhibits

Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

January 25, 2018	By:	/s/ Sean Folkson
Sean Folkson Chief Executive Officer

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